Exhibit 99.4

ELOXX PHARMACEUTICAL LTD.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2017

IN U.S. DOLLARS

UNAUDITED

INDEX

Page

Consolidated Balance Sheets	F-2

Consolidated Statements of Comprehensive Loss	F-3

Statements of Changes in Shareholders' Equity	F-4

Consolidated Statements of Cash Flows	F-5

Notes to Unaudited Interim Consolidated Financial Statements	F-6 - F-17

- - - - - - - -

F-1

ELOXX PHARMACEUTICAL LTD.

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	September 30, 2017	December 31, 2016
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$13,538	$2,212
Restricted and short-term deposit	61	38
Other account receivable	179	837

Total current assets	13,778	3,087

PROPERTY AND EQUIPMENT, NET	172	41

Total assets	13,950	3,128

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Trade payables	1,159	1,899
Other accounts payable	1,142	619

Total current liabilities	2,301	2,518

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS' EQUITY:
Ordinary shares of NIS 0.01 par value -
Authorized: 6,000,000 at December 31, 2016 and September 30, 2017 (unaudited); Issued and outstanding: 842,500 and 843,200 shares at December 31, 2016 and September 30, 2017 (unaudited), respectively	2	2
Series A, B-1, B-2 and C Preferred shares of NIS 0.01 par value -
Authorized: 4,000,000 shares at December 31, 2016 and September 30, 2017 (unaudited); Issued and outstanding: 1,530,314 and 2,952,152 shares at December 31, 2016 and September 30, 2017 (unaudited), respectively; Aggregate liquidation preference of $43,198 at September 30, 2017 (unaudited)	7	4
Additional paid-in capital	39,982	18,350
Accumulated deficit	(28,342)	(17,746)

Total shareholders' equity	11,649	610

Total liabilities and shareholders' equity	$13,950	$3,128

The accompanying notes are an integral part of the consolidated financial statements.

F-2

ELOXX PHARMACEUTICAL LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands, except share and per share data

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
	Unaudited

Operating expenses:
Research and development, net	$3,280	$2,091	$8,230	$5,670
General and administrative expenses	720	226	1,579	432

Operating loss	4,000	2,317	9,809	6,102

Financial expenses, net	40	15	785	40

Loss before taxes on income	4,040	2,332	10,594	6,142

Taxes on income	(*) -	(*) -	2	(*) -

Net loss	$4,040	$2,332	$10,596	$6,142

Basic and diluted net loss per share	$5.74	$3.10	$14.56	$8.14

Weighted average number of ordinary shares used in computing basic and diluted loss per share	843,063	842,500	842,690	842,500

(*)	Represents an amount lower than $1.

The accompanying notes are an integral part of the consolidated financial statements.

F-3

ELOXX PHARMACEUTICAL LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

U.S. dollars in thousands, except share data

					Additional		Total
	Ordinary Shares		Preferred Shares		paid-in	Accumulated	shareholders'
	Shares	Amount	Shares	Amount	capital	deficit	equity

Balance as of January 1, 2017	842,500	2	1,530,314	4	18,350	(17,746)	610

Issuance of Series C Preferred Shares of NIS 0.01 par value, net of $573 issuance expenses (see Note 7b4)	-	-	1,256,512	3	18,423	-	18,426
Conversion of convertible loan into Series C Preferred Shares of NIS 0.01 par value (see Notes 6 and 7b4)			165,326	(*) -	3,168		3,168
Exercise of options into Ordinary Shares	700	(*) -	-	-	3	-	3
Share-based compensation	-	-	-	-	38	-	38
Net loss	-	-	-	-	-	(10,596)	(10,596)

Balance as of September 30, 2017 (unaudited)	843,200	$2	2,952,152	$7	$39,982	$(28,342)	$11,649

(*)	Represents an amount lower than $1.

The accompanying notes are an integral part of the consolidated financial statements.

F-4

ELOXX PHARMACEUTICAL LTD.

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

	Nine months ended September 30,
	2017	2016
	Unaudited
Cash flows from operating activities:

Net loss	$(10,596)	$(6,142)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	38	65
Depreciation	24	5
Amortization and revaluation of discount in respect to convertible loan	625	-
Accrued interest on convertible loan	43	-
Change in:
Other accounts receivable	658	203
Trade payables	(740)	989
other accounts payable	280	(114)

Net cash used in operating activities	(9,668)	(4,994)

Cash flows from investing activities:

Investment in restricted bank deposit	(23)	-
Purchase of property and equipment	(155)	(11)

Net cash used for investing activities	(178)	(11)

Cash flows from finance activities:

Proceeds from exercise of warrants into Series A Preferred Shares	-	350
Proceeds from exercise of options into Ordinary Shares	3	-
Proceeds from issuance of Series B-1 Preferred Shares and warrants, net of issuance expenses	-	3,650
Proceeds from issuance of Series B-1 Preferred Shares and warrants, net of issuance expenses	-	3,194
Proceeds from issuance of Series C Preferred Shares, net of $331 issuance expenses	18,669	-
Proceeds from convertible loan and related financial derivative into Series C Preferred Shares of NIS 0.01 par value	2,500	-

Net cash provided by finance activities	21,172	7,194

Change in cash and cash equivalents	11,326	2,189
Cash and cash equivalents at the beginning of the period	2,212	1,370

Cash and cash equivalents at the end of the period	$13,538	$3,559

Supplemental disclosure of non-cash financing activities:

Conversion of convertible loan into Series Preferred C Shares	$3,168	$-
Issuance expenses of Series C Preferred Shares	$242	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-5

ELOXX PHARMACEUTICAL LTD.

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:	GENERAL

a.	Eloxx Pharmaceuticals Ltd. (the "Company") was incorporated in Israel on September 17, 2013. The Company focuses its activity on the discovery, development and commercialization of compounds for the treatment of genetic diseases caused by nonsense mutations. In 2013, the Company entered into a license agreement (the "Technion Agreement") with the Technion Research and Development Foundation Ltd. ("TRDF").

In April 2015, the Company established a wholly-owned U.S. subsidiary, Eloxx Pharmaceuticals Inc. ("Inc."), which was incorporated under the laws of the State of Delaware. Inc.'s principal business activity is to provide research and development to the Company.

In parallel with the First Closing, the Company entered into a reverse merger agreement with Sevion Sub Ltd., an Israeli wholly owned subsidiary of Sevion Therapeutics Inc. (which is also a party to the agreement), a U.S public company (“Sevion”) (the “Merger Agreement”). According to the Merger Agreement, the Company shall be the surviving entity upon the merger and shall become a wholly owned subsidiary of Sevion. The shareholders of the Company shall receive in consideration for their shares in the Company, shares of Sevion constituting 68.74% of the share capital of Sevion in ratio of 1:4.99. The closing of the merger took place on December 19, 2017 (See also note 7b).

Consummation of the merger was subject to certain closing conditions, including, among other things: (i) approval of the merger by the stockholders of the Company (simultaneously with the execution of the Merger Agreement, Sevion received a voting agreement executed by the holders of at least 60% of the Company’s capital stock agreeing to vote in favor of the Transaction); (ii) the successful consummation of equity financings resulting in cash investments in each of Sevion and the Company of no less than $19,000, each pursuant to the terms of subscription agreements to be entered into in connection with the Agreement; (iii) the entering into of a lockup agreement and registration rights agreement by and among Sevion, certain shareholders of Sevion and certain holders of Registrable Securities (as defined in the Agreement); (iv) the compliance of Sevion with its obligations to prepare, file, negotiate and perform all acts with respect to the uplisting of Sevion’s common stock to the Nasdaq Capital Market; (v) termination and/or cancellation of various Sevion agreements; (vi) delivery to the Company of executed resignation letters by each of the directors and officers of Sevion, with an effective date to be as agreed upon by Sevion and the Company; (vii) the adoption by Sevion of an amendment to its certificate of incorporation to affect a change in the name of Sevion to Eloxx Pharmaceuticals Inc.; and (viii) conversion of all shares of Preferred Stock of Sevion into shares of common stock of Sevion. Additionally, at the Consummation of the merger, Sevion was required to hold an amount of available cash not less than $10,500.

The Merger was accounted for as a reverse recapitalization, which is outside the scope ASC 805, "Business Combinations". Under reverse capitalization accounting, the Company is considered the acquirer for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of Sevion. Assets acquired and liabilities assumed are reported at their historical amounts. The interim consolidated financial statements of the Company do not reflect the accounting treatment as the closing date of the merger took place on December 19, 2017, subsequent to the period of the interim consolidated financial statements.

b.	As reflected in the accompanying unaudited interim consolidated financial statements, the Company has not generated revenue from the sale of any product, and does not expect to generate significant revenue unless and until obtaining marketing approval and commercializing the drug. The Company incurred a loss for the nine month period ended September 30, 2017 of $10,596 and had a negative cash flow from operating activities of $9,425 during the nine month period ended September 30, 2017. The accumulated deficit as of September 30, 2017 is $28,342.

F-6

ELOXX PHARMACEUTICAL LTD.

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the annual consolidated financial statements of the Company as of December 31, 2016 are applied consistently in these interim consolidated financial statements except the below:

On March 30, 2016, the FASB issued ASU 2016-09, "Compensation - Stock Compensation", which effects all entities that issue share-based payment awards to their employees. The amendments in this ASU cover such areas as the recognition of excess tax benefits and deficiencies, the classification of those excess tax benefits on the statement of cash flows, an accounting policy election for forfeitures, the amount an employer can withhold to cover income taxes and still qualify for equity classification and the classification of those taxes paid on the statement of cash flows. This ASU is effective for annual and interim periods beginning after December 15, 2016. This guidance can be applied either prospectively, retrospectively or using a modified retrospective transition method. The Company decided to adopt the new guidance prospectively. This new guidance does not have a material impact on the Company’s consolidated financial statements.

NOTE 3:	UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017 or for any other interim period. The accompanying consolidated financial statements and related notes should be read in conjunction with the consolidated financial statements and related notes for the fiscal years ended December 31, 2015 and 2016. The accompanying consolidated balance sheet as of December 31, 2016 have been derived from those audited consolidated financial statements.

NOTE 4:	COMMITMENTS AND CONTINGENT LIABILITIES

a.	On February 22, 2017, the Company entered into an Operating Lease Agreement (the "Agreement"), pursuant to which the Company leased its facilities for a period of 3 years commencing March 8, 2017 and continuing until April 30, 2020 with an option to extend the lease period for additional 2 years. According to the terms of the Agreement, the Company has a grace period of 2 months from payments and then the Company will pay a monthly fee of $6.

In March 2017, the Company entered into agreement to occupy a laboratory for its clinical needs for a period of 1 year commencing March 8, 2017 and continuing until March 8, 2018 with an option to extend the lease period for additional 1 year. According to the terms of the agreement, the Company will pay a monthly fee of $4.

In addition, in January 2017, Inc. renewed its operating lease agreement pursuant to which the Company leased its facilities for a period of 1 years commencing April 1, 2017 and continuing until March 31, 2018. According to the terms of the Agreement, the Company will pay a monthly fee of $5.

F-7

ELOXX PHARMACEUTICAL LTD.

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 4:	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

Future minimum lease commitments as of September 30, 2017 were as follows:

As of September 30,	Total

2017	$61
2018	93
2019	69
2020	23

$246

The lease expenses that were recorded during the three and nine months period ended September 30, 2016 amounted to $32 and $88, respectively, and the lease expenses that were recorded during the three and nine months period ended September 30, 2017 amounted to $53 and $145, respectively.

Subsequent to September 30, 2017, Inc. signed on a new operating lease agreement (see Note 9b).

b.	Royalty commitment to the Israeli Innovation Authority (previously known as Office of the Chief Scientist) of the Ministry of Economy ("IIA"):

Under the research and development agreements with the IIA and pursuant to applicable laws, the Company is required to pay royalties at the rate of 3%-3.5% on sales to end customers of products developed with funds provided by the IIA, up to an amount equal to 100% of the IIA research and development grants received, linked to the dollar plus interest on the unpaid amount received based on the 12-month LIBOR rate (from the year the grant was approved) applicable to dollar deposits. If the Company does not generate sales of products developed with funds provided by the IIA, the Company is not obligated to pay royalties or repay the grants.

The total research and development grants received by the Company from the IIA for the nine month periods ended September 30, 2016 and 2017 were $778 and $890, respectively. As of September 30, 2017, the Company has not commenced the payment obligation of the royalties, and has a contingent obligation with respect to royalty-bearing participation received or accrued (including LIBOR interest amounting to $14), amounting to $2,351.

c.	Since inception date, the Company has entered into Finder Fee Agreements (the "Agreements) with Independent Contractors (the "Contractors"), for the purpose of presentation to potential strategic partners and potential investors, pursuant to which at each closing of financing from certain investors (the "Investment Amount"), the Contractors shall be eligible to a cash or equity fees by issuance of warrants with an exercise price per share which is equal to the price per share of the securities sold in such financing. The warrants' contractual term is 5 years.

Until September 30, 2017, the Company paid the Contractors aggregate amount of $894 and granted 49,784 warrants to purchase 49,784 Series Preferred B-1 Shares (of which 9,667 warrants expired in November 2016) and 16,367 warrants to purchase 16,367 Series Preferred C Shares as finder fee compensation (see Note 7c).

d.	See Note 5 with respect to the Technion Agreement.

F-8

ELOXX PHARMACEUTICAL LTD.

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5:	RELATED PARTY

In 2013, the Company entered into Technion Agreement with TRDF with respect to certain technology relating to aminoglycosides and the redesign of aminoglycosides for the treatment of human genetic diseases caused by premature stop mutations and further results of the research of the technology, in order to develop and commercialize products based on such technology. Under the agreement, TRDF shall provide the Company research services for an estimated annual payment of $50, with the exact payment to be mutually agreed upon by the parties prior to the beginning of each year of the research period.

In addition, TRDF shall grant the Company a license to use, market, sell or sub-license the rights of the product developed under the TRDF research results (the "Licensed Product"), as fully defined in the Technion Agreement, for the following considerations: (a) milestone payments, to be transferred upon meeting certain milestones as defined in the Technion Agreement, up to total consideration of $6,100; (b) royalties on net sales of the Licensed Product, either from sales by the Company or by a sub-licensed entity, at the rate of 2.75%-3.75%, for a period until the later of (i) the expiration of a valid claim on the Licensed Product in each country the Licensed Product is sold to, or (ii) fifteen years from the date of the first commercial sale of the Licensed Product in such country, and (c) 20% of the non-royalty sub-license income received by the Company from a sub-licensed entity. In addition, the Company shall pay certain fee to TRDF upon an exit event as described in the Technion Agreement.

Moreover, upon the closing of an Exit Event which is not Initial Public Offering ("IPO"), as defined in the Technion Agreement, TRDF shall be entitled to an amount equal to 3% of all non-refundable, non-contingent consideration, whether in cash or in kind, actually received by the Company and / or its shareholders. Upon the closing of an exit event which is IPO, as defined in the Technion Agreement, TRDF shall be entitled to a number of Ordinary Shares of the Company representing 3% of the Company's outstanding shares on a fully diluted basis immediately prior to the closing of such IPO.

On August 9, 2017, the Company received a legal claims letter by TRDF regarding TRDF’s alleged entitlement to an exit fee in accordance with the Technion Agreement. The Company's management believes TRDF is not entitled to any of the above consideration following the closing of the merger transaction with Sevion (see also Note 1b).

During the nine month period ended September 30, 2016, the Company recorded research and development expenses in connection with TRDF amounting to $14. In addition, during the nine month period ended September 30, 2017, the Company recorded general and administrative and research and development expenses in connection with TRDF amounting to $7 and $24, respectively. As of December 31, 2016, the TRDF balance recorded in accrued expenses balance was $185. As of September 30, 2017, there was no outstanding balance with TRDF.

NOTE 6:	CONVERTIBLE LOAN

On January 26, 2017 (the "Closing Date"), the Company entered into a Convertible Loan Agreement (the "Agreement") with five of its shareholders (the "Lenders"), pursuant to which the Company raised an aggregate amount of $2,500 (the "Convertible Loan"). The Convertible Loan shall bear a 5% annual interest rate. According to the Agreement, the outstanding portion of the Convertible Loan (without accrued interest) shall be automatically converted upon the consummation of equity investment by third party of an aggregate amount of at least $5,000 (the "Qualified Equity Investment"), prior to the lapse of 2 years from the Closing Date (the "Maturity Date"), into equity securities of the same class issued by the Company in such Qualified Equity Investment, in a conversion price which is equal to 80% of the price per share paid by the third party is such Qualified Equity Investment (the "Automatic Conversion"). In addition, upon the earlier of (i) Maturity Date or (ii) Event of Default as defined in the Agreement, the outstanding portion of the Convertible Loan (including accrued interest) shall be converted into an equity investments of the then existing most senior class, at a conversion price per share which is equal to 65% of the original issue price per share applicable to such class. At the end

F-9

ELOXX PHARMACEUTICAL LTD.

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 6:	CONVERTIBLE LOAN (Cont.)

of May 2017, the Lenders signed a waiver agreement pursuant to which they waived the potential discount as described above.

In accordance with ASC 815 "Derivatives and Hedging", features related to convertible loans qualify as embedded derivative instruments at the date of issuance, since these are considered stock settled debt. In determining fair value, the Company uses various valuation approaches. ASC 820 establishes a hierarchy for inputs used in measuring fair value. The embedded conversion feature is classified under level 3 in the hierarchy. The fair value assigned to the embedded conversion feature on the issuance dates amounted to $308. The embedded instruments are marked to market in each reporting period and changes are recorded in financial expenses. The discount is amortized using the effective interest over the loan period.

On May 31, 2017, the Convertible Loan (without accrued interest) was converted into 165,326 Series C Preferred Shares, according to the price per share that was paid pursuant to the 2017 SPA (see Note 7b4). During the nine months ended September 30, 2017, the Company recorded $668 as financial expenses, net, as a result of changes in the embedded instruments. In connection with the conversion, the embedded instrument together with all accrued interest in the amount of $668 was classified as additional paid in capital.

The following table presents reconciliations for the Company’s liabilities measured and recorded at fair value on a recurring basis, using significant unobservable inputs (Level 3):

Level 3

Balance at January 26, 2017	$(308)

Amortization and revaluation embedded conversion feature	(317)
Conversion of convertible loan into Series C Preferred Shares	625

Balance at September 30, 2017	$-

NOTE 7:	SHAREHOLDERS' EQUITY

a.	As of December 31, 2016 and September 30, 2017, the Company's share capital is composed as follows:

	December 31, 2016		September 30, 2017
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
	Number of shares

Ordinary Shares (1)	6,000,000	842,500	2,500,000	843,200
Preferred A Shares (2)	1,000,000	472,500	1,000,000	472,500
Preferred B-1 Shares (2)	2,000,000	1,057,814	2,000,000	1,057,814
Preferred B-2 Shares (2)	1,000,000	-	1,000,000	-
Preferred C shares (2)	-	-	3,500,000	1,421,838

	10,000,000	2,372,814	10,000,000	3,795,352

F-10

ELOXX PHARMACEUTICAL LTD.

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:	SHAREHOLDERS' EQUITY (Cont.)

(1)	The Ordinary Shares confer upon their holders the following rights:

(a)	The right to participate and vote in the Company's general meetings, whether regular or extraordinary. Each share will entitle its holder, when attending and participating in the voting in person or via agent or letter, to one vote;

(b)	The right to a share in the distribution of dividends, whether in cash or in the form of bonus shares, the distribution of assets or any other distribution pro rata to the par value of the shares held by them;

(c)	The right to a share in the distribution of the Company's excess assets upon liquidation pro rata to the par value of the shares held by them.

(2)	Preferred A, B-1, B-2 and C Shares (together refer as "Preferred Shares") confer upon their holders all the rights of Ordinary Shares. In addition, based on the Company's Articles of Association (the "AOA"), the preferred shareholders bear the following rights and privileges:

Voting - Holders of series Preferred Shares are entitled to one vote for each Preferred Share into which such share Preferred share is convertible. The holders of the Preferred Shares shall be entitled to vote on all matters on which holders of Ordinary Shares are entitled to vote. Certain decisions of the shareholders require the approval of the majority of the holders of Preferred Shares on a pro rata basis.

Conversion - Each Preferred Share shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, at the office, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the original issue price of such Preferred Share by the applicable conversion price at that time in effect for such Preferred Share.

All Preferred Shares shall automatically be converted 1:1 into such number of fully paid and non-assessable Ordinary Shares , upon the earliest to occur of the following: (i) immediately prior to and contingent upon the closing of an IPO where the Company’s pre-money valuation is $150,000 or more with net proceeds to the Company of $50,000 or more ("Qualified IPO"); or (ii) upon the consent of the majority preferred shareholders.

The Company has reserved Ordinary Shares that will be sufficient to effect the conversion of all outstanding shares of Preferred Shares.

Liquidation preference - In the event of (i) liquidation, (ii) deemed liquidation, or (iii) any distribution in cash, cash equivalents, Based on preference of distribution, the holders of Preferred Shares shall be entitled to receive, before any payment shall be made or declared to the holders of Ordinary Shares, an amount which is equal to (i) the original issue price of such Preferred Share (subject to adjustments) plus an amount per share equal to 8% per annum of the applicable original issue price compounded annually from the applicable date of issuance thereof, to the date of payment of such distributable proceeds, up to 150% of the applicable original issue price, plus (ii) any declared but unpaid dividends with respect to such Preferred Share, less (iii) all dividends actually paid to the holders of Preferred Shares on account of the Preferred Shares.

F-11

ELOXX PHARMACEUTICAL LTD.

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:	SHAREHOLDERS' EQUITY (Cont.)

As of December 31, 2016 and September 30, 2017, the aggregate liquidation preference amounted to $20,030 and $43,198, respectively. None of the foregoing dollar amounts include dividends, as the Board of Directors has not declared any dividends since inception.

Preemptive rights - Until the closing of an IPO, each shareholder holding at least one percent of the issued and outstanding share capital of the Company on a fully diluted and as converted basis (the "Eligible Shareholders") shall have preemptive rights to purchase all or part of such Eligible Shareholder's pro-rata share of new securities that the Company may sell and issue, from time to time.

b.	Issuance of shares:

1.	In February 2016, the Company entered into a Series B-1 Preferred Shares Purchase Agreement (the "2016 SPA") whereby the Company issued to existing investors (the "2016 Investors") 386,598 Series B-1 Preferred Shares with par value of NIS 0.01 and 579,898 warrants to purchase 579,898 Series B-1 Preferred Shares with an exercise price of $15.52 (the "2016 Warrants") for an aggregate gross amount of $6,000, representing a price per unit of $15.52, that should be transferred to the Company in two closing.

The warrants are subject to standard anti-dilution protection clauses and shall be exercisable by each investor as follows: (i) half of the underlying Preferred B-2 Share upon the first closing and (ii) half of the underlying Preferred B-1 Shares upon the achievement by 2016 Investors of its respective portion of the investment amount following the commencement FIM trial, which defined in the 2016 SPA as the Milestone Closing. The exercise period of the aforementioned warrants will terminate upon the occurrence of the earliest of the following events: (i) consummation of a Deemed Liquidation as defined in the Company's AOA; or (ii) the fifth anniversary of the applicable closing.

Following the signing of the 2016 SPA, the 2016 Investors transferred to the Company $3,500 for issuance of 225,516 Series B-1 Preferred Shares and 338,275 warrants to purchase 338,275 Series B-1 Preferred Shares as first closing. In addition, in November 2016, upon meeting a certain milestone described in the 2016 SPA, the 2016 Investors transferred to the Company additional amount of $2,500 for 161,082 Series B-1 Preferred Shares and 241,623 warrants to purchase 241,623 Series B-1 Preferred Shares as second closing.

As discussed in Note 8c to the annual consolidated financial statements as of December 31, 2016, in connection to the 2016 SPA, the Company paid to the Contractor a cash consideration of $264 as finder fee and granted an amount 5,638 warrants to purchase 5,638 Series B-1 Preferred Shares with an exercise price of $15.52. The warrants are subject to standard anti-dilution protection clauses.

2.	In August 2016, Technion Investment Opportunities Fund L.P (the “TIOF”) and TRDF exercised 25,000 and 62,500 warrants to purchase Series A Preferred shares, respectively, for a total consideration of $350.

3.	In September 2016, the Company met a certain milestone in connection to the share purchase agreements signed in 2014, pursuant to which, the Company issued to investors 235,231 Series B-1 Preferred Shares with par value of NIS 0.01 and 117,616 warrants to purchase 117,616 Series B-2 Preferred Shares for an aggregate amount of $3,650.

F-12

ELOXX PHARMACEUTICAL LTD.

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:	SHAREHOLDERS' EQUITY (Cont.)

4.	On May 22, 2017 the Company entered into a Share Purchase Agreement with certain existing and new investors, in an aggregate amount of $34,500, which included, inter alia, the conversion of the loan as detailed in Note 6 (excluding the interest, which was waived), into Preferred C Shares of the Company (the “2017 SPA”). According to the 2017 SPA, at the first closing, the investors (including the conversion of the loan amount as aforesaid) invested a gross amount of $14,500 in the Company by issuance of 958,887 Series Preferred C Shares (the “First Closing”). As of the second closing, which took place on December 19, 2017, an additional investment of $12,000 was invested in the Company (the “Second Closing”). In addition, according to the 2017 SPA, the Company is entitled to raise an additional amount of up to $8,000 in two tranches, whereby the first closing of which shall be consummated by the end of June 2017, and the second closing shall be held at the Second Closing of the 2017 SPA (together, the “Deferred Closing”).

On June 27, 2017, the Company consummated the first closing of the Deferred Closing in a gross amount of $3,000 for issuance of 198,390 Series Preferred C Shares, such that the aggregate amount invested under the First Closing is $15,000, and additional $15,000 shall be invested at the Second Closing.

On July 23, 2017, pursuant to a second joinder to the SPA, an additional aggregate amount of $8,000 was raised from new investor. Half of the amount was received on August 10, 2017 for issuance of 264,561 Series Preferred C Shares, and the remainder shall be invested upon Second Closing even if the closing of the Merger Agreement takes place, notwithstanding, the second installment of $4,000 shall be deemed an investment in Sevion for the purpose of the exchange ratio under the Merger Agreement.

In connection to the First Closing and the first closing of the Deferred Closing, the Company incurred incremental and direct issuance costs amounting to $573 (excluding grant to certain service providers of 16,367 warrants to purchase 16,367 Series Preferred C Shares as finder fee compensation), $242 out of which has not been paid as of September 30, 2017.

c.	The table below summarizes the outstanding warrants as of September 30, 2017:

	Amount	Weighted average exercise price

Warrants to purchase Ordinary Shares	12,897	4.00
Warrants to purchase Series B-1 Preferred Shares (*)	610,348	15.52
Warrants to purchase Series B-2 Preferred Shares	117,616	23.28
Warrants to purchase Series C Preferred Shares (*)	16,367	15.12

Total outstanding warrants	757,228

(*)	Including 40,117 warrants to purchase 40,117 Series Preferred B-1 and 16,367 warrants to purchase 16,367 Series Preferred C Shares that have been granted to Contractors as finder fee compensation for the purpose of presentation to potential strategic partners and potential investors (see Note 4c).

d.	Stock-based compensation:

In 2013, the Company's Board of Directors adopted the 2013 Share Ownership and Option Plan in accordance with the amended section 102 and 3(i) of Israel’s Income Tax Ordinance (the "2013 Plan"). Under the 2013 Plan, options to purchase Ordinary Shares of the Company may be granted to employees, officers, directors and consultants of the Company. Each option granted can be exercised for one Ordinary Shares of the Company. Options granted generally become fully exercisable after two to four years and expire no later than 10 years from the approval date of the option plan under terms of grant. Any option forfeited or cancelled before expiration becomes available for future grants. As of September 30, 2017, the options pool amounted to 403,978 Ordinary Shares, and therefore 20,148 Ordinary Shares were available for future grant under the 2013 Plan.

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ELOXX PHARMACEUTICAL LTD.

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:	SHAREHOLDERS' EQUITY (Cont.)

Transactions related to the grant of options to employees and directors under the 2013 Plan during the nine months period ended September 30, 2017 were as follows:

	Amount	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value

Options outstanding at beginning of year	390,300	$2.32	7.93	$1,571
Granted	14,378
Exercised	(700)
Forfeited	(20,148)	4.91	-

Options outstanding at end of year	383,830	$2.27	6.67	3,684

Options exercisable at end of year	318,989	$1.74	6.27	$3,228

The aggregate intrinsic value represents the total intrinsic value (the difference between the deemed fair value of the Company's Ordinary Shares on the last day of third quarter of 2017 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on September 30, 2017. This amount is impacted by the changes in the fair value of the Company's shares.

The weighted average grant date fair value of the options granted during the nine months periods ended September 30, 2016 and 2017 were $0.68 and $9.59, respectively.

The following table presents the assumptions used to estimate the fair values of the options granted in the period presented:

	Nine months ended September 30,
	2016	2017

Dividend yield	0%	0%
Volatility	64.46%-82.72%	87.17%-116.69%
Risk free interest	0.47%-1.81%	1.22%-2.13%
Contractual term (years)	10	10
Suboptimal exercise	2.3	2.3

As of September 30, 2017, there was $165 of total unrecognized compensation cost related to non-vested stock options granted under the 2013 Plan. This cost is expected to be recognized over a weighted-average period of 1.79 years.

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ELOXX PHARMACEUTICAL LTD.

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:	SHAREHOLDERS' EQUITY (Cont.)

The total equity-based compensation expense related to all of the Company's equity-based awards, recognized for the three and nine months periods September 30, 2016 and 2017, was comprised as follows:

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
	Unaudited

Research and development	$16	$12	$53	$24
General and administrative	4	5	12	14

	$20	$17	$65	$38

NOTE 8:-	SELECTED STATEMENTS OF COMPREHENSIVE LOSS

a.	Financial expense, net:

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
	Unaudited

Financial expenses:
Bank commissions and others	$9	$9	$16	$21
Exchange rate differences	6	31	24	96
Amortization and revaluation of embedded conversion feature in respect to convertible loan	-	-	-	625
Interest expenses in respect to convertible loan	-	-	-	43

Total financial expense, net	$15	$40	$40	$785

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ELOXX PHARMACEUTICAL LTD.

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:-	SELECTED STATEMENTS OF COMPREHENSIVE LOSS (Cont.)

b.	The loss and the weighted average number of shares used in computing basic and diluted net loss per share for the three and nine months periods ended September 30, 2016 and 2017 is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
	Unaudited

Numerator:
Net loss	$2,332	$4,040	$6,142	$10,596
Dividends accumulated for the period (*)	275	802	715	1,669

Net loss available to shareholders of Ordinary Shares	$2,607	$4,842	$6,857	$12,265

Denominator:
Shares used in computing net loss per share of Ordinary shares, basic and diluted	842,500	843,063	842,500	842,690
Net loss per share of Ordinary Share, basic and diluted	$3.10	$5.74	$8.14	$14.56

(*)	The net loss used for the computation of basic and diluted net loss per share include 8% per share per annum compounded annually which shall be distributed to shareholders in case of distributable assets determined in the AOA under the liquidation preference right (See Note 7a2)

Convertible securities, including 757,228 warrants to purchase Ordinary Shares and 472,500 Series Preferred A Shares, 1,057,814 Series Preferred B-1 Shares, 1,421,838 Series Preferred C Shares and 383,830 options to grantees under the 2013 Plan, have not been taken into account due to their anti-dilutive effect.

NOTE 9:	SUBSEQUENT EVENTS

a.	The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of the interim consolidated financial statements to identify matters that require additional disclosure. For its interim consolidated financial statements as of September 30, 2017 and for the nine months period then ended, the Company evaluated subsequent events through December 20, 2017 the date that the interim consolidated financial statements were issued. Except as described below, the Company has concluded that no subsequent event has occurred that require disclosure.

b.	On October 15, 2017, Inc. entered into a new Operating Lease Agreement (the "Agreement") with an unrelated party, regarding its premises pursuant to which the Inc. leased its facilities for a period of 37 months commencing November 15, 2017 and continuing until December 17, 2020 with an option to extend the lease period for an additional 3 years. According to the terms of the Agreement, Inc. will pay a monthly fee of $14.

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ELOXX PHARMACEUTICAL LTD.

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

c.	On December 18, 2017, the Company executed a binding term sheet with respect to the licensing of SVN-001 antibody technology to Taurus Biosciences Inc, for the development and commercialization of a product based on the SVN-001 antibody for use solely in the field of immunology.

d.	The closing of the Merger Agreement took place on December 19, 2017 (See also note 1b).

F-17